united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

Hyliion Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 495-4466

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K, Sherri Baker will join Hyliion Holdings Corp. (the “Company”) as Chief Financial Officer on February 8, 2021. As part of the transition to Ms. Baker, Greg Van de Vere notified the Company of his intention to resign as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer at a later date.  Effective January 15, 2021, Mr. Van de Vere notified the Company of his resignation and retirement as of such date. Accordingly, on January 22, 2021, the Board of Directors of the Company appointed Mr. Greg Standley, current Vice President of Finance and Accounting to serve as the Company’s interim Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer until Ms. Baker assumes such roles and responsibilities per her previously disclosed appointment and Employment Agreement.

Greg Standley, age 49, was appointed as our interim Chief Financial Officer on January 22, 2021. Since September 2020, Mr. Standley has been serving as our Vice President of Finance and Accounting. Previously, from July 2008 to September 2020, Mr. Standley held various finance and accounting roles at EZCorp, Inc., most recently as Vice President of Accounting and Finance Transformation from October 2018 to September 2020, and prior thereto as Senior Director and Global Corporate Controller from September 2014 to September 2018. Mr. Standley has a B.S. in Accounting from Oklahoma State University and is a licensed C.P.A. in Texas.

Mr. Standley’s compensation is set forth in his employment offer letter dated August 3, 2020, which provides for an initial annual base salary of $230,000, paid semi-monthly per the Company’s normal payroll practices. Mr. Standley is also entitled to receive equity awards under the Company’s equity compensation plans, and is eligible for discretionary bonuses from time to time under the Company’s employee bonus programs. Mr. Standley’s employment offer letter provides for at-will employment. Mr. Standley was not awarded any additional compensation in connection with this interim appointment.

The foregoing is only a brief description of the above-specified compensatory arrangements, which does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the employment offer letter that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as the 2020 Equity Incentive Plan and the forms of award agreements thereunder that were previously filed as exhibits to the Company’s reports with the U.S Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: January 22, 2021		Thomas Healy
Chief Executive Officer

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